                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                    Evans & Sutherland Computer Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                               EVANS & SUTHERLAND
                              COMPUTER CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 18, 1995

TO THE HOLDERS OF COMMON STOCK OF
 Evans & Sutherland Computer Corporation:

   The Annual Meeting of the Shareholders of Evans & Sutherland Computer Corporation, a Utah corporation, will be held in the Company's offices at 600 Komas Drive, Salt Lake City, Utah on May 18, 1995, at 11:00 a.m., Salt Lake City time, for the following purposes:

    1. To elect two directors to serve until the 1998 Annual Meeting of Shareholders;

    2. To consider and vote upon a proposal to adopt the Evans & Sutherland 1995 Long-Term Incentive Equity Plan as described in the accompanying proxy statement; and

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Only shareholders of record at the close of business on March 31, 1995 (the "Record Date"), are entitled to notice of and to vote at the meeting.


                                By Order of the Board of Directors



                                Gary E. Meredith,
                                 Secretary



Salt Lake City, Utah
Dated:  April 13, 1995

- --------------------------------------------------------------------------------

THE VOTE OF EACH SHAREHOLDER WILL BE IMPORTANT AT THIS MEETING. YOU ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. SUCH ACTION WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU FIND IT POSSIBLE TO ATTEND THE MEETING.

                               EVANS & SUTHERLAND
                              COMPUTER CORPORATION

                                600 Komas Drive
                           Salt Lake City, Utah 84108

                                                                  April 13, 1995

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

   This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Evans & Sutherland Computer Corporation, a Utah corporation, (E&S or the Company) to be voted at the Annual Meeting of Shareholders to be held on May 18, 1995, and any adjournment(s) thereof. The Annual Meeting of Shareholders will be held at the Company's offices at 600 Komas Drive, Salt Lake City, Utah 84108 at 11:00 a.m., Salt Lake City time. Certain directors, officers, and employees of the Company may solicit Proxies by telephone, telegram, mail, or personal contact. Arrangements will be made with brokers, nominees, and fiduciaries to send Proxies and proxy material to their principals at the Company's expense. All costs incurred in connection with the solicitation will be borne by the Company.

THE PROXY

   All Proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later Proxy, or by voting in person at the meeting.

   Proxies shall be voted in accordance with the directions of the shareholders. Unless otherwise directed, Proxies will be voted (1) FOR the election of the two nominees for director, (2) FOR the adoption of the Evans & Sutherland 1995 Long-Term Incentive Equity Plan, and (3) in the discretion of the persons named in the accompanying Proxy, upon such other matters as may properly come before the meeting.

INFORMATION ON OUTSTANDING STOCK

   The Company's authorized capital stock consists of 30 million shares of $0.20 par value common stock, 5 million shares of class A preferred stock, no par value, and 5 million shares of class B preferred stock, no par value. As of March 31, 1995 (the "Record Date"), there were 8,623,442 shares of common stock issued and outstanding and there were no shares of preferred stock outstanding. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the meeting. The presence at the meeting, in person or by proxy, of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

   The following table sets forth, as of the Record Date, the name of each person who owns of record or is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, the number of shares owned by all directors and officers as a group, and the percentage of the outstanding shares represented thereby.


                                                             Amount and Nature
Name and Address of                                            of Beneficial                  Percent
 Beneficial Owner                                              Ownership  (1)                 of Class
- -----------------                                            -----------------                --------
HOLDERS OF MORE THAN 5%

  State of Wisconsin Investment Board....................... 830,000 shares (2)                   9.6
  P.O. Box 7842, Madison, Wisconsin 53707

  Vanguard/Primecap Fund, Inc............................... 783,500 shares (3)                   9.1
  P.O. Box 2600, Valley Forge, Pennsylvania 19482-2600

  Brinson Partners, Inc. anD Brinson Trust Company.......... 506,000 shares (4)                   5.9
  209 S. LaSalle, Chicago, Illinois 60604-1295

DIRECTORS & EXECUTIVE OFFICERS

  Stewart Carrell...........................................  46,750 shares (5)                    *
  Henry N. Christiansen.....................................  24,250 shares                        *
  Peter O. Crisp............................................  60,687 shares (6)                    *
  James R. Oyler............................................       0 shares                        *
  Ivan E. Sutherland........................................  57,780 shares (7)                    *
  John E. Warnock...........................................   3,750 shares                        *
  Gary E. Meredith..........................................   7,000 shares                        *
  Ronald R. Sutherland......................................  12,000 shares                        *
  Lloyd D. Turner...........................................  13,332 shares                        *
  Rodney S. Rougelot........................................  19,435 shares (8)                    *
  Richard F. Leahy..........................................  13,052 shares (8)                    *
  Robert A. Schumacker......................................  15,500 shares (8)                    *

Directors and Officers (20 as a Group)...................... 292,107 shares (5)(6)(7)(8)(9)       3.4

- --------
     *Does not exceed one percent (1%) of class.

(1) Pursuant to the rules of the Securities and Exchange Commission, shares shown as "beneficially" owned include (a) shares subject to options exercisable within 60 days of the Record Date, (b) shares held by unincorporated entities and in trusts and estates over which an individual holds at least shared voting or investment powers, and (c) shares held in trusts and estates of which at least 10 percent of the beneficial interest of such trust is attributable to specified persons in the immediate family of the individual(s) involved. This information is not necessarily indicative of beneficial ownership for any other purpose. The directors and Named Executive Officers of the Company have sole voting and investment power over the shares of the Company's common stock held in their names, except as noted in the following footnotes.

(2) State of Wisconsin Investment Board has sole voting and dispositive power according to Schedule 13G filed with the Securities and Exchange Commission.

(3) Vanguard/Primecap Fund, Inc. has sole voting power and shared dispositive power according to Schedule 13G filed with the Securities and Exchange Commission.

(4) The Brinson ownership group has sole voting and dispositive power according to Schedule 13G filed with the Securities and Exchange Commission.

(5) The number of shares attributable to Mr. Carrell includes 4,750 shares which are issuable upon conversion of $200,000 of convertible debentures at a conversion rate of $42.10 per share, acquired by Mr. Carrell on March 7, 1995.

(6) Mr. Crisp disclaims beneficial ownership of 6,900 shares held in trust for the benefit of his children.

(7) The number of shares attributable to Mr. Sutherland includes 11,300 shares held by the Sutherland Family Trust of 1980 as to which Mr. Sutherland is a co-trustee with Marcia Sutherland. Each trustee has sole voting and dispositive power.

(8) Messrs. Rougelot, Leahy, and Schumacker are former executive officers of the registrant who served during the last completed fiscal year and are included herein with the current executive officers of the Company as the Named Executive Officers, pursuant to the rules of the Securities and Exchange Commission.

(9) The total figure for directors and officers as a group includes 147,965 shares subject to stock options which are currently exercisable or will be exercisable on or before May 30, 1995. This figure includes 39,000 shares for Mr. Carrell, 18,250 shares each for Messrs. Christiansen, Crisp, and Sutherland, 3,750 shares for Mr. Warnock, 7,000 shares for Mr. Meredith, 12,000 shares for Mr. Ronald R. Sutherland, and 13,332 shares for Mr. Turner.

                             ELECTION OF DIRECTORS

   Two directors are to be elected at the meeting. The directors so elected will serve for a three-year term expiring in 1998, or until their respective successors are duly elected and qualified. Proxies will be voted for the election of Mr. Henry N. Christiansen and Mr. James R. Oyler. In the event a nominee is unable to serve, the Proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors, to serve for the term proposed for the nominee replaced. The Board of Directors has no reason to believe that any nominee will be unavailable. All directors have served continuously since first elected as a director. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

                                                            First     Expiration
                                                          Elected as  of Current
Name                            Principal Occupation      a Director     Term
- ---------------------------  ---------------------------  ----------  ----------
Nominees for Election
Henry N. Christiansen (1)    Professor, Civil                   1983        1995
                             Engineering Department
                             Brigham Young University

James R. Oyler (2)           President of the Company           1994        1995
                             and Chief
                             Executive Officer
Incumbent Directors
Stewart Carrell (3)          Chairman of the Board of           1984        1996
                             the Company

Peter O. Crisp (4)           General Partner of Venrock         1980        1997
                             Associates

Ivan E. Sutherland (5)       Vice President and Fellow          1968        1997
                             of Sun
                             Microsystems, Inc.

John E. Warnock (6)          Chairman and Chief                 1992        1996
                             Executive Officer of
                             Adobe Systems, Inc.

- --------
(1) Mr. Christiansen (age 59) has been a member of the Board for 12 years. He served as a consultant to the Company from 1978 to 1981. He has served as a Professor of Civil Engineering at Brigham Young University since 1965 and also served as Chairman of the Department of Civil Engineering from May 1980 to August 1986.

(2) Mr. Oyler (age 49) was appointed President and Chief Executive Officer of the Company and a member of the Board of Directors in December 1994. He is also a director of Ikos Systems, Inc. Previously, Mr. Oyler served as Senior Vice President of Harris Corporation from 1976 through 1990 and also served as consultant with Booz, Allen & Hamilton.

(3) Mr. Carrell (age 61) was elected Chairman of the Board of Directors of the Company on March 7, 1991. He has been a member of the Board for 11 years. He also serves as the Chairman of FOCAL Surgery, Inc. and Seattle Silicon Corporation, and he is a director of Diasonics Ultrasound Inc. and Tripos, Inc. From mid-1984 until October 1993, Mr. Carrell was Chairman and Chief Executive Officer of Diasonics, Inc., a medical imaging company. From November 1983 until early 1987, Mr. Carrell was also a General Partner in Hambrecht & Quist, a west coast based investment banking and venture capital firm.

(4) Mr. Crisp (age 62) has been a member of the Board for 15 years. He has been a General Partner of Venrock Associates, a venture capital firm based in New York, since 1969. He is also a Director of American Superconductor Corp., Apple Computer, Inc., Long Island Lighting Co., Thermedics, Inc., Thermo Electron Corporation, Thermo Power Corporation, Thermotrex Corporation, and United States Trust Corporation.

(5) Mr. Sutherland (age 56) has been a member of the Board for 27 years. He is Vice President and Fellow for Sun Microsystems, Inc. From 1980 to late 1990, Mr. Sutherland served as Vice President and Technical Director for Sutherland, Sproull and Associates, Inc. Also during this period, Mr. Sutherland was associated with ATV as a partner and advisor in venture capital activities. From March 1976 to July 1980, he served as Fletcher Jones Professor of Computer Science and head of the Computer Science Department at the California Institute of Technology. Mr. Sutherland served as a Vice President and the Chief Scientist of the Company from 1968 until June 1974, a Vice President of Picture Design Group from July 1974 to December 1974, and as a Senior Scientist for the Rand Corporation from January 1975 to May 1976.

(6) Mr. Warnock (age 54) has been a member of the Board for 3 years. He is the Chairman and Chief Executive Officer of Adobe Systems, Inc. He was a founder of Adobe and has served as a director and its Chief Executive Officer since 1982. He was also the President of Adobe from 1982 through March 1989. From April 1978, until the founding of Adobe, he was Principal Scientist of the Imaging Sciences Laboratory at Xerox Corporation's Palo Alto Research Center.

   The Board of Directors has established three committees, the Audit Committee, the Compensation and Stock Options Committee, and the Nomination Committee. The members of all three committees are Stewart Carrell, Henry N. Christiansen, Peter O. Crisp, Ivan E. Sutherland, and John E. Warnock.

   The Audit Committee coordinates audit activities with the Company's external auditors to assure that the Board of Directors receives directly any recommendations of the auditors for the improvement of accounting controls without having such recommendations screened by the management of the Company. The Audit Committee held two meetings during fiscal year 1994.

   Pursuant to delegated authority from the Board of Directors, Mr. Oyler, as Chief Executive Officer, determines all salaries except salaries for corporate officers. The Compensation and Stock Options Committee reviews and approves stock option recommendations, under existing plans, received from management. The Compensation and Stock Options Committee held three meetings during fiscal year 1994.

   The Nomination Committee makes recommendations to the Board of Directors concerning candidates for election as directors. The Nomination Committee will consider nominees recommended by shareholders for election as a director. Such recommendations should be sent to the Secretary of the Company for presentation to the Nomination Committee. There were no separate meetings of the Nomination Committee held in fiscal 1994.

   Members of the Board of Directors employed by the Company do not receive any separate compensation for services performed as a director. Those members of the Board of Directors not employed by the Company receive $20,000 annual retainer per year plus $1,000 for each Board meeting attended. There is no separate compensation for committee meeting attendance. The Board of Directors held seven Board Meetings during fiscal 1994 including two Board meetings by telephone. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors.

1989 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

   On February 2, 1989, the Board of Directors adopted the 1989 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"), which was approved by the shareholders on May 16, 1989. Under the Non-Employee Directors Plan, 200,000 shares are reserved for issuance of options.

   Pursuant to the Non-Employee Directors Plan, each non-employee director of the Company, serving at such time, received an option on May 16, 1989 to purchase 10,000 shares, which option was immediately exercisable. Each person who becomes an Eligible Director (non-employee) subsequent to the date of adoption of the Plan, receives an automatic grant, on the date of his first appointment or election to the Board, of an option to purchase 2,000 shares. Such option is exercisable in four annual installments on the first, second, third, and fourth anniversaries of the date of the grant.

   In addition to the initial grants, each Eligible Director is automatically granted an additional option to purchase 2,000 shares of the Company on the first day of each fiscal year, provided, however, that in no event shall an Eligible Director be granted options under the Non-Employee Directors Plan to purchase more than 20,000 shares in the aggregate. Each option, after the initial option, becomes exercisable in four installments on the first, second, third, and fourth anniversaries of the date of the grant. As of the Record Date 114,000 shares remain available for future option grants under the Non-Employee Directors Plan.

   The exercise price for options granted under the Non-Employee Directors Plan is equal to the fair market value of the common stock as of the last trading day immediately prior to the date the option is granted. The options have a term of ten years. However, each option automatically terminates 30 days after the optionee ceases to be a non-employee director of the Company except by reason of the optionee's death, disability, or employment by the Company or a subsidiary, and terminates in 90 days upon the occurrence of one of these stated events.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth compensation awarded to or earned by the Chief Executive Officer of the Company and certain other highly compensated executive officers of the Company (Named Executive Officers) for the three fiscal years ended December 30, 1994.

                                                                                Long-Term Compensation
                                                                           --------------------------------
                                           Annual Compensation                     Awards          Payouts
                                     -----------------------------------   ----------------------  --------
                                                               Other
                                                               Annual       Restricted                        All Other
                                                               Compen-        Stock      Options/    LTIP      Compen-
  Name and                            Salary (1)   Bonus (2)  sation (3)     Award(s)    SARs (4)   Payouts   sation (5)
 Principal Position         Year          ($)        ($)         ($)           ($)         (#)        ($)        ($)
- -----------------------     ----     -----------  ----------  ----------   ------------  --------  --------  -----------
James R. Oyler (6)          1994       $ 23,077    $     -      None          None        150,000    None       $ None
 President and Chief        1993            -            -       "             "            None       "           "
 Executive Officer          1992            -            -       "             "             "         "           "

Stewart Carrell             1994        146,314          -      None          None         20,000     None       4,620
 Chairman of the            1993        110,000      120,000     "             "            None       "          None
 Board of Directors         1992        112,115          -       "             "              "        "           "

Ronald R. Sutherland        1994        201,417          -      None          None         30,000     None       4,620
 Vice President,            1993        134,816       25,000     "             "            None       "         4,497
 Government Simulation      1992        126,212       30,000     "             "             "         "         4,364

Lloyd D. Turner             1994        181,721          -      None          None         30,000     None       4,619
 Vice President,            1993        134,226       18,000     "             "            None       "          None
 Graphics Systems           1992            -            -       "             "             "         "           "

Gary E. Meredith            1994        173,880          -      None          None         35,000     None       4,620
 Vice President and         1993        141,337       18,000     "             "            None       "         4,254
 Chief Financial Officer    1992        118,077          -       "             "             "         "         4,364

Rodney S. Rougelot (7)      1994        374,146          -      None          None          None      None     684,620
 Former President and       1993        305,654          -       "             "             "         "         4,497
 Chief Executive Officer    1992        256,082          -       "             "             "         "         4,364

Richard F. Leahy (8)        1994        177,379          -      None          None          None      None     268,120
 Former Vice President,     1993        154,469          -       "             "             "         "         4,497
 Secretary and Treasurer    1992        134,446          -       "             "             "         "         4,364

Robert A. Schumacker (9)    1994        313,625          -      None          None          None      None     662,620
 Former Vice President,     1993        174,769       47,000     "             "             "         "         4,497
 Simulation Division        1992        161,769       53,000     "             "             "         "         4,364

- --------
(1) Reported compensation amounts are before 401(k) savings plan salary deferrals and group medical expense deferrals. The fiscal years 1994 and 1993 were 52-week years, whereas 1992 was a 53-week year. Also, pursuant to Company policy, annual salary increases if granted to E&S employees including executives, are effective as of the first day of July.

(2) Bonus compensation amounts were awarded according to earnings performance for the years reported in the table, however, actual bonus payment occurred in the year subsequent to which the bonus was earned.

(3) There are no "Other Annual Compensation" items to be included in this report in conformance with limitations prescribed in the revised regulations of the Securities and Exchange Commission. The aggregate value of perquisites for each of the listed individuals was minimal.

(4) Non-qualified stock options were granted in 1994 to certain of the individuals listed in the table. The life of the listed options are for ten years from the date of grant, with vesting occurring at the rate of one-third of the total grant on each of the one-year anniversaries subsequent to the grant date.

(5) The amounts disclosed in "All Other Compensation" represent the Company's contribution to E&S's 401(k) Deferred Savings Plan and the amount paid, payable, or accrued to certain of the individuals listed in the table pursuant to the resignation, retirement, or any other termination of such executive officer's employment with the Company. (See footnotes 7, 8, and 9 below.)

(6) Mr. Oyler's "Salary" for 1994 is for one month. His employment began on November 28, 1994, with a base salary of $300,000.

(7) Mr. Rougelot, former director and Chief Executive Officer of the Company, resigned as an officer on December 6, 1994, and resigned as a director and retired from the Company on December 29, 1994. Included in "All Other Compensation" for 1994 is an accrued amount of $680,000, paid in 1995, as part of a Mutual Release and Separation Agreement.

(8) Mr. Leahy, former Vice President, Secretary and Treasurer of the Company, resigned as an officer on April 1, 1994, and retired from the Company on November 30, 1994. Included in "All Other Compensation" for 1994, is an amount paid of $263,500 as part of a Transition Employment and Separation Agreement.

(9) Mr. Schumacker, former Vice President - Simulation Division, resigned as an officer and retired from the Company on December 30, 1994. Included in "All Other Compensation" for 1994 is an accrued amount of $658,000, paid in 1995, as part of a Release and Separation Agreement.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

   The following table sets forth information concerning the issuance of stock options granted during fiscal year 1994 by each of the Named Executive Officers. No SARs were granted in 1994.

                                                     Individual Grants
                       --------------------------------------------------------
                        Number of      % of Total
                        Securities    Options/SARs                                Potential Realizable Value
                        Underlying     Granted to                                  at Assumed Annual Rates
                       Options/SARs   Employees in    Exercise or                 of Stock Price Appreciation
                        Granted (1)    Fiscal Year    Base Price     Expiration        for Option Term (2)
Name                       (#)            (%)          ($/Share)        Date         At 5%          At 10%
- ---------------------  ------------   ------------    -----------    ----------   -----------    ------------
James R. Oyler           150,000          33.7%         $12.225       11/28/04     $1,153,236     $2,922,525
Stewart Carrell           20,000           4.5%          12.250       12/29/04        154,079        390,467
Gary E. Meredith          35,000           7.9%          12.250       12/29/04        269,639        683,317
Ronald R. Sutherland      30,000           6.7%          12.250       12/29/04        231,119        585,700
Lloyd D. Turner           30,000           6.7%          12.250       12/29/04        231,119        585,700
Rodney S. Rougelot             -             -                -              -              -              -
Richard F. Leahy               -             -                -              -              -              -
Robert A. Schumacker           -             -                -              -              -              -

- --------
(1) The options granted are all non-qualified stock options which become exercisable at 1/3 of the option shares on the first anniversary of the grant date and 1/3 per year for the next two years thereafter. The options have a 10-year term, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) The five percent and ten percent assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There is no assurance to any executive officer or any other holder of the Company's securities that the value realized over the 10-year option term will be at or near the value estimated at the assumed 5% and 10% levels or at any other defined level.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

   The following table sets forth information concerning the exercise of stock options/SARs during fiscal year 1994 by each of the Named Executive Officers and lists the value of their unexercised options and SARs on December 30, 1994.

                                                      Number of Unexercised           Value Of Unexercised
                                                           Options/SARs             In-the-Money Options/SARs
                      Shares Acquired     Value         At Fiscal Year-End              At Fiscal Year-End
                        On Exercise      Realized   Exercisable/Unexercisable (1)   Exercisable/Unexercisable
    Name                   (#)             ($)                (#)                              ($)
- -------------         ---------------    --------   -----------------------------   -------------------------
James R. Oyler            None            $  None            0  /  150,000                 $0 / $153,750
Stewart Carrell           None               None       39,000  /   20,000                  0 /   20,000
Gary E. Meredith          None               None        7,000  /   35,000                  0 /   35,000
Ronald R. Sutherland     8,000             25,040       12,000  /   30,000                  0 /   30,000
Lloyd D. Turner           None               None        6,666  /   43,334                  0 /   30,000
Rodney S. Rougelot        None               None       22,000  /        0                  0 /        0
Richard F. Leahy        12,000             45,000       10,000  /        0                  0 /        0
Robert A. Schumacker     5,000             21,250       18,000  /        0                  0 /        0

- --------

(1) The options/SARs identified above are all non-qualified stock options with no associated stock appreciation rights (SARs).

PENSION PLAN

   The Company supports a defined benefit pension plan with contributions based upon actuarial computations which take into account many assumptions and factors including, among others, projected average salary and time in service.
Directors of the Company who are not otherwise full-time employees are not eligible for participation in the Pension Plan. The Company's 1994 expense for the Pension Plan of $2,165,000 was 4.6% of the total remuneration of those participants covered by the Pension Plan for the fiscal year 1994.

   The following table illustrates the approximate annual retirement benefits (not including social security benefits) under the Pension Plan, assuming retirement at age 65, based upon years of accredited service and final qualifying earnings as defined in the Pension Plan, and also assuming that the employee elects a straight life annuity.

                                           Years of Service
                          ------------------------------------------------
       Remuneration           15        20        25        30        35
       ------------       --------  --------  --------  --------  --------
        $125,000 ........ $ 27,450  $ 36,600  $ 45,750  $ 54,900  $ 64,050
         150,000 ........   33,075    44,100    55,125    66,150    77,175
         175,000 ........   38,700    51,600    64,500    77,400    90,300
         200,000 ........   44,325    59,100    73,875    88,650   103,425
         225,000 ........   49,950    66,600    83,250    99,900   115,641
         250,000 ........   55,575    74,100    92,625   111,150   115,641
         300,000 ........   66,825    89,100   111,375   115,641   115,641
         400,000 ........   89,325   115,641   115,641   115,641   115,641
         450,000 ........  100,575   115,641   115,641   115,641   115,641
         500,000 ........  111,825   115,641   115,641   115,641   115,641

- --------

(1) For purposes of determining benefits at normal retirement, remuneration is based upon the final average qualifying earnings of the employee, which is the average of the five consecutive calendar years that will produce the highest average earnings out of the last ten calendar years of employment.

(2) Beginning in 1989, compensation taken into account under the qualified pension plan for any individual in any year was limited to $200,000, indexed annually by the Internal Revenue Service for cost of living increases. For 1994, the applicable limit was reduced to $150,000.

(3) Under the pension provisions described above, the credited years of service for the Named Executive Officers listed in the proceeding compensation table are as follows: Messrs. James R. Oyler, 0 years; Stewart Carrell, 2 years; Gary E. Meredith, 18 years; Ronald R. Sutherland, 13 years; Lloyd D. Turner, 2 years; Rodney S. Rougelot, 22 years; Richard F. Leahy, 26 years; and Robert A. Schumacker, 22 years.

             REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE
                           OF THE BOARD OF DIRECTORS
GENERAL

   The following report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 (the "1933 Act") or under the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the 1933 Act of the 1934 Act.

   The Compensation and Stock Options Committee of the Board of Directors (the "Committee") establishes and oversees the general compensation policies of the Company, which include specific compensation levels for executive officers, cash incentive initiatives for executives and the technical staff, and the Key Employee Stock Option Plan. The Committee is composed of the Chairman of the Board and the four independent outside directors.

   E&S operates in highly competitive businesses and competes nationally for personnel at the executive and technical staff level. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to the success of the Company.

   The Company is committed to providing competitive compensation that helps attract, retain, and motivate the highly skilled people it requires. The Committee strongly believes that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives and to business unit and overall company performance, both current and long-term.

   The Board of Directors and the Compensation and Stock Options Committee have determined that it is in the best interests of the Company to administer the Company's employee benefit plans under the old Rule 16b-3 promulgated under
Section 16 of the Securities Exchange Act of 1934 until such time as the Company is required to administer its employee benefit plans under the new Rule 16b-3. In order to comply with the applicable rule, the Compensation and Stock Options Committee has established the Stock Option Administrative Subcommittee to administer all stock options granted to members of the Board of Directors. This subcommittee is composed of three disinterested individuals who are not directors or employees of the Company.

EXECUTIVE COMPENSATION

   The salary of the Chief Executive Officer is established solely by the Committee, while the salary of other executives is recommended by the Chief Executive Officer for review and approval of the Committee. The prime source of information in determining executive salaries is the survey published annually by the American Electronics Association (AEA), entitled "Executive Compensation In The Electronics Industry". This is the preferred resource because of the electronics industry applicability and because of the nature and large size of the sample. The Committee has determined that, as a general rule, executive, management, and top technical salaries should fall between the 50th and 75th percentiles of the AEA survey.

   During 1994, Company performance continued to reflect the difficult economic conditions of the markets served by the Company. In light of these difficult market conditions, modest salary increases were granted for most key executives in reflection of Company performance.

   It is company policy to pay cash bonuses to the Chief Executive Officer, executives, managers, and members of the technical staff based on profitability and achievement of specific individual objectives and business unit and company business plan objectives. The overall bonus pool provision is determined by a formula based on the operating profit of the Company. This provision ensures a return to the shareholders prior to any incentive payments to executives.

   Bonus awards to the Chief Executive Officer are the sole responsibility of the Committee and are based on the philosophy that incentive compensation should be directly and materially linked to the operating results of the Company. Because company profitability declined during the last three years, no bonus awards were granted to the Chief Executive Officer the past two years.

   The Committee, with assistance from the Chief Executive Officer, determines the allocation of the bonus pool among business groups, with the primary consideration being group contribution to company profitability. The Chief Executive Officer recommends to the Committee bonus awards for the executives, emphasizing company and group profitability, and based on his evaluation of the contribution of the particular individuals. The four most highly compensated executives, besides the Chief Executive Officer, are included in the proxy statement and, as with the Chief Executive Officer, these bonus awards declined in the last three years.

   Other than the company pension plan, the long-term component of the compensation for the Chief Executive Officer and other executives is the Key Employee Stock Option Plan. The plan does not provide for automatically-timed option grants, but rather provides for grants at the discretion of the Committee. In general, stock options are granted to executives, key managers, and technical staff whose individual assignments are anticipated to have high leverage in terms of achieving the longer-term objectives of the Company. Stock options were granted to certain of the Named Executive Officers during fiscal year 1994 (see table "Option/SAR Grants in Last Fiscal Year" on page 7 of this proxy).

   With assistance from outside compensation consultants, the Compensation and Stock Options Committee has developed and recommends for adoption the Evans & Sutherland 1995 Long-term Incentive Equity Plan, a comprehensive, performance-based, executive compensation program.

   This report is submitted by the members of the Compensation and Stock Options Committee.

               Stewart Carrell            Ivan E. Sutherland
               Henry N. Christiansen      John E. Warnock
               Peter O. Crisp

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

   In April 1984, the Board of Directors authorized a form of severance agreement which provides that, upon termination of employment (i) by the Company within two years of a change in control which has not been approved by a majority of the directors in office immediately preceding such change in control (an "unapproved change in control") or (ii) by the executive for good reason within two years after such an unapproved change in control, such executive will be entitled to receive, among other things, an amount equal to the sum of his base salary at the date of termination plus any amount awarded under the President's Plan or the Executive Plan for the year preceding the year of termination multiplied by two and a pro rata portion of any award related to any uncompleted performance award period under the President's Plan, the Executive Plan, or the Stock Bonus Plan. Such agreements would also require the Company to provide certain benefits, including insurance coverage, for each person after termination of employment for a two year period and to provide each person with an amount in cash equal to an amount which he would have received under the Company pension plans had he been fully vested and had he remained employed for two additional years, reduced by the pension benefits he will actually receive under such pension plans. However, each executive may terminate employment with the Company within 90 days of an unapproved change in control without good reason, in which case the severance benefits are limited to an amount in cash equal to the sum of his annual base salary at the date of termination plus an amount equal to the amount of any award received under the President's Plan, the Executive Plan, or the Stock Bonus Plan for the year preceding the year of termination. Such arrangements confer no benefits either prior to an unapproved change in control nor after a change in control which has been approved by the Board of Directors as described above. Because such agreements may impose significant costs upon the Company following a change in control, they may tend to discourage takeover attempts. The Board of Directors has authorized the President or the Board, in his or their discretion, to cause the Company to enter into such severance agreements with up to approximately twelve persons, including some or all of the officers of the Company and such other key employees as the President shall in his discretion designate. The Company has not yet entered into any such agreements.

   In addition to the Termination of Employment and Change of Control protection for key officers noted above, the Company has entered into separate agreements with certain executive officers of the Company regarding severance and termination issues. A summary of these agreements follow:

   On June 23, 1994, an agreement was entered into with Mr. Steven C. Eror, Vice President, Assistant Chief Financial Officer, which provides, in the unlikely event that circumstances result in dismissal, regardless of the quality of service he has rendered, for other than cause, in the first year of his employment, the Company will pay him the unpaid portion of his total first year compensation of $107,000 according to the Company's standard payroll procedures. If at any time Mr. Eror voluntarily terminates his employment, the severance policies set forth in the Company's Employee Handbook and Policies shall apply.

   On November 29, 1994, an agreement was entered into with Mr. James R. Oyler, President of the Company and Chief Executive Officer, which provides, in the unlikely event that circumstances result in dismissal, regardless of the quality of service he has rendered, for other than cause, the Company will pay him an amount equal to one year's base salary, plus the amount, if any, of the prior year's bonus, and medical and life insurance benefits for one year.

   On December 6, 1994, an agreement was entered into with Mr. Gary E. Meredith, Vice President, Chief Financial Officer and Corporate Secretary, which provides, in the unlikely event that circumstances result in dismissal, regardless of the quality of service he has rendered, for other than cause, the Company will pay him an amount equal to one and a half times the then current year's base salary, plus the amount, if any, of the prior year's bonus. In addition, the Company will pay the medical insurance premiums under the Company's regular insurance plan for continuation coverage and, after the expiration of continuation coverage, under the conversion policy provided under the medical plan. The Company will also pay a single sum cash payment for Company defined benefit pension plan service lost due to early termination. If at any time Mr. Meredith voluntarily terminates his employment, the severance policies set forth in the Company's Employee Handbook and Policies shall apply.

                      COMPARATIVE STOCK PERFORMANCE CHART

   The following graph presents a five year comparison of cumulative total shareholder return on the common stock of the Company with the cumulative total return on the S&P 500 Index and the Hambrecht & Quist Computer Hardware Sector Index. It assumes the investment of $100 on January 1, 1990, and the reinvestment of all dividends.


                             [GRAPH APPEARS HERE]


                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                 AMONG EVANS & SUTHERLAND, S&P 500 INDEX AND
               HAMBRECHT & QUIST COMPUTER HARDWARE SECTOR INDEX

                                                          Hambrecht &
                                                         Quist Computer
Measurement period              Evans &       S&P 500    Hardware Sector
(Fiscal Year Covered)           Sutherland     Index          Index
- ---------------------           ----------   --------    ---------------
Measurement PT -
01/01/90                           $100         $100          $100

FYE 12/28/90                       $ 74         $ 97          $109
FYE 12/27/91                       $ 90         $126          $105
FYE 12/25/92                       $ 76         $136          $ 91
FYE 12/31/93                       $ 80         $150          $ 95
FYE 12/30/94                       $ 62         $152          $118

ADOPTION OF EVANS & SUTHERLAND 1995 LONG-TERM INCENTIVE EQUITY PLAN

   On February 21, 1995, the Board of Directors adopted the Evans & Sutherland 1995 Long-Term Incentive Equity Plan (the "Plan") subject to approval by the shareholders. The 1995 Plan authorizes grants of Incentive Stock Options ("ISOs"), Non-qualified Stock Options ("NQSOs"), Stock Appreciation Rights ("SARs"), Stock Awards, and Dividend Equivalents. The total number of shares of Company common stock available for awards under the 1995 Plan is 350,000, plus any shares that are available from prior plans that have not yet been granted or which may subsequently become available by termination or cancellation under the prior plans.

   The Board believes that use of long-term incentives as authorized under the 1995 Plan to be beneficial to the Company as a means of promoting the Company's success and enhancing its value by linking the personal interests of its key employees to those of its shareholders and by providing them with an incentive for outstanding performance. These incentives also provide the Company flexibility in its ability to attract and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. The following summary of the 1995 Plan is qualified in its entirety by reference to the 1995 Plan, a copy of which is included at the end of this Proxy Statement as Appendix A.

Administration
- --------------

   The 1995 Plan will be administered by a committee appointed by the Board (the "Committee"). The Committee will have the exclusive authority to administer the 1995 Plan, including the power to determine eligibility, the types and sizes of awards, and the price and timing of awards.

   Description of the Available Awards:

1. Incentive Stock Options
   -----------------------

       An ISO is a stock option that satisfies the requirements specified in
   Section 422 of the Internal Revenue Code (the "Code"). In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than ten years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met.

       An optionee will not be treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the common stock is either transferable or subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the common stock (determined at the time the common stock becomes either transferable or not subject to a substantial risk of forfeiture) is a tax preference item in the year in which the common stock becomes either transferable or not subject to a substantial risk of forfeiture.

       If common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such common stock is transferred to the optionee, any gain or loss resulting from its disposition will be treated as long-term capital gain or loss. If such common stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" will occur. If disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, or the selling price of the common stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, will be taxed as capital gain.

       In the event an optionee exercises an ISO using common stock acquired by a previous exercise of an ISO, unless the stock exchange occurs after the required holding periods, such exchange shall be deemed a disqualifying disposition of the stock exchanged.

       The Company will not be entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the common stock received, except that in the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

2. Non-Qualified Stock Options
   ---------------------------

       An NQSO is any stock option other than an Incentive Stock Option. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

       No taxable income will be realized by an optionee upon the grant of an NQSO, nor is the Company entitled to a tax deduction by reason of such grant. Upon the exercise of an NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price and the Company will be entitled to a corresponding tax deduction.

       Upon a subsequent sale or other disposition of common stock acquired through exercise of an NQSO, the optionee will realize short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to the Company.

3. Stock Appreciation Rights
   -------------------------

       An SAR is the right granted to an employee to receive that appreciation in the value of a share of common stock over a certain period of time. Under the 1995 Plan, the Company may pay that amount in cash, in common stock, or in a combination of both.

       A recipient who receives an SAR award is not subject to tax at the time of the grant and the Company is not entitled to a tax deduction by reason of such grant. At the time such award is exercised, the recipient must include in income the appreciation inherent in the SARs (i.e. the difference between the fair market value of the common stock on the date of grant and the fair market value of the common stock on the date the SAR is exercised). The Company is entitled to a corresponding tax deduction in the amount equal to the income includible by the recipient in the year in which the recipient recognizes taxable income with respect to the SAR.

4. Stock Awards
   ------------

       Under the Stock Award feature of the 1995 Plan, a key employee or consultant may be granted a specified number of shares of common stock or units equivalent in value to shares. However, vested rights to such shares may be subject to certain restrictions or conditions established by the Committee, such as continuous service with the Company, attainment of certain business objectives, or other performance based achievements. If the employee fails to comply with any of the restrictions during the period specified by the Committee, or the performance standards are not satisfied, the stock is forfeited.

       A recipient of a Stock Award will recognize ordinary income equal to the fair market value of the common stock ("Awarded Stock") at the time the restrictions lapse. The Company is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the restrictions lapse.

       Instead of postponing the income tax consequences of a Stock Award, the recipient may elect to include the fair market value of the common stock in income in the year the award is granted. This election is made under Section 83(b) of the Code. This Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the recipient files his or her Federal income tax return. The notice must be filed within 30 days of the date of grant and must meet certain technical requirements.

       The tax treatment of the subsequent disposition of the Awarded Stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the common stock in income when awarded. If the recipient makes a Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date of grant. Such capital gain or loss will be a long-term or short-term capital gain or loss depending upon the period the Awarded Stock is held. If no Section 83(b) election is made, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the Awarded Stock and the fair market value of the Awarded Stock on the date the restrictions lapsed. Again, such capital gain or loss will be a long-term or short-term capital gain or loss depending upon the period the Awarded Stock is held.

       During the period in which a recipient holds the Awarded Stock, if dividends are declared prior to the lapse of the restrictions, the dividends will be treated for tax purposes by the recipient and the Company in the following manner: If the recipient makes a Section 83(b) election to recognize income at the time of the Stock Award, the dividends will be taxed as dividend income to the recipient when the restrictions lapse. Under such circumstances, the Company will not be entitled to a tax deduction, nor will it be required to withhold for applicable taxes. If no such election is made by the recipient, the dividends will be taxed as compensation to the recipient at the time the restrictions lapse and will be deductible by the Company and subject to income tax withholding at that time.

5. Dividend Equivalents
   --------------------

       The 1995 Plan also allows for the granting of dividend equivalent rights in conjunction with the grant of other awards under the 1995 Plan. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents. A recipient of a dividend equivalent will not be treated as receiving taxable income upon the grant of a dividend equivalent. The recipient will recognize ordinary income at the time dividend equivalents are paid.

Recent Tax Changes
- ------------------

   Section 162(m) of the Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the chief executive officer and the four other highest paid employees of the corporation.

   Performance-based compensation is outside the scope of the $1 million limitation, and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, such compensation is approved by shareholders. Among the items of performance-based compensation that can be deducted without regard to amount (assuming shareholder approval and other applicable requirements are satisfied) is compensation associated with the exercise price of a stock option so long as the option has an exercise price equal to or greater than the fair market value of the underlying stock at the time of the option grant. All options granted under the 1995 Plan will have an exercise price at least equal to the fair market value of the underlying stock on the date of grant.

Tax Withholding
- ---------------

   The Company shall have the right to deduct from any settlement of an award made under the 1995 Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state, or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at their fair market value as of the settlement date of the applicable award.

Plan Amendment
- --------------

   The 1995 Plan may be amended by the Committee as it deems necessary or appropriate to better achieve the purposes of the 1995 Plan, except that no such amendments which would increase the number of shares available for issuance or cause the 1995 Plan not to comply with Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code shall be made without the approval of the Company's shareholders.

   THE AFFIRMATIVE VOTE OF A MAJORITY OF A QUORUM OF SHAREHOLDERS IS REQUIRED FOR THE APPROVAL OF THE ADOPTION OF THE LONG-TERM INCENTIVE EQUITY PLAN. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

   Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 30, 1994 with all Section 16(a) filing requirements applicable to the Company's officers, directors, and greater than ten-percent beneficial owners.

                             SELECTION OF AUDITORS

   KPMG Peat Marwick LLP, independent certified public accountants, has been selected by the Board of Directors as the firm to audit the accounts and to report on the financial statements of the Company for the current fiscal year ending December 29, 1995. Neither KPMG Peat Marwick LLP, nor any of its members has any financial interest, direct or indirect, in the Company, nor has KPMG Peat Marwick LLP, nor any of its members ever been connected with the Company as promoter, underwriter, voting trustee, director, officer, or employee. It is anticipated that a representative of KPMG Peat Marwick LLP will attend the meeting and shall be available to respond to appropriate questions. It is not anticipated that the representative from KPMG Peat Marwick LLP will make any statement or presentation.

                             SHAREHOLDER PROPOSALS

   Any proposal(s) to be submitted by a shareholder for consideration at the next Annual Meeting of Shareholders to be held in 1996 must be received by the Company on or before December 15, 1995.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be acted upon at the meeting. However, if any other matter properly comes before the meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgment.

                                Evans & Sutherland Computer
                                  Corporation



                                Gary E. Meredith,
                                 Secretary

                                   Appendix A

                               EVANS & SUTHERLAND
                      1995 LONG-TERM INCENTIVE EQUITY PLAN

1. Purpose

       This 1995 Long-Term Incentive Equity Plan (the "Plan") is intended to promote the long-term success of Evans & Sutherland (the "Company") by providing its officers and other employees with incentives to create excellent performance and to continue in the employ of the Company, its subsidiaries, and affiliates. By encouraging Plan participants to become shareholders of the Company and by providing actual ownership through Plan awards, it is also intended that participants will view the Company from an ownership perspective.

2. Term

       The Plan shall terminate at the close of business on the fifth anniversary of its approval by the Company's shareholders. After termination of the Plan, no future awards may be granted but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3. Plan Administration

       A Committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of persons, in such numbers as the rules reference herein shall require at any given time, who shall qualify to administer the Plan as contemplated by (a) Rule 16b-3 under the Securities and Exchange Act of 1934 (the "1934 Act"), as now or hereafter applicable to the Company, or any successor rules; and (b)
   Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes but is not limited to selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, including those contemplated by Section 15 of the Plan, as well as rules and regulations governing awards under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

4. Eligibility

       Any employee of the Company shall be eligible to receive one or more awards under the Plan. "Employee" shall also include any former employee of the Company eligible to receive an assumed or replacement award as contemplated in Sections 5 and 8, and "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

5. Shares of Common Stock Subject to the Plan

       Subject to the provisions of Section 6 of the Plan, the aggregate number of shares of Common Stock ($.20 par value) of the Company ("shares") which may be transferred to participants under the Plan shall be 350,000, plus any shares available for grant on the date the Plan is approved by the Company's shareholders, and any shares which subsequently become available to the extent that outstanding stock options are terminated or canceled under the Company's 1985 Stock Option Plan for Key Employees and the 1981 Stock Bonus Plan (the "Prior Plans"). The aggregate number of shares that may be issued under awards pursuant to

   Section 8(c) of the Plan and the aggregate number of shares that may be covered by awards granted to any single individual under the Plan shall not exceed 283,000 shares. The aggregate number of shares that may be represented by incentive stock options ("ISOs") intended to comply with Section 422 of the Code shall not exceed 850,000.

       Shares subject to awards under the Plan, which expire, terminate or are canceled without exercise or vesting shall thereafter be available for the granting of other awards. Any shares tendered, either actually or by attestation, by a person as full or partial payment made to the Company, on or after the effective date of the Plan in connection with any exercise of a stock option or receipt of shares under the Plan or Prior Plans shall again be available for grants under the Plan. Further, in instances where a stock appreciation right ("SAR") or other award is settled in cash, the shares covered by such award shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted through the assumption, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the Plan.

       Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6. Adjustments and Reorganizations

       In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (a) the aggregate number of shares that may be issued under the Plan, (b) each outstanding award made under the Plan, and (c) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

       In the event that the Company undergoes a change in control (as defined by the Committee), or is liquidated or reorganized, or is not the surviving company in a merger or consolidation with another company, and in the absence of the surviving Company's assumption of outstanding awards made under the Plan, the Committee may provide for appropriate adjustments, including the acceleration of vesting, and settlements of such awards either at the time of award or at a subsequent date.

7. Fair Market Value

       Fair Market Value for all purposes under the Plan shall mean the closing price of a share as reported daily in the Wall Street Journal or similar readily available public source for the date in question. If no sales of shares were made on such date, the closing price of a share as reported for the preceding day on which sales of shares were made shall be used.

8. Awards

       The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company including the plan of any acquired entity. The types of awards that may granted under the Plan are:

    a) Stock Options -- This is a grant of a right to purchase a specified number of shares during a specified period as determined by the Committee. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant, except if a stock option is granted retroactively in tandem with or as a substitution for an SAR, the exercise price may be no lower than the Fair Market Value of a share on the date the SAR was granted. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. The price at which shares may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, include (i) tendering (either actually or by attestation) shares, (ii) surrendering a stock award valued at Fair Market Value on the date of surrender, (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise, or (iv) any combination of the above.

        The Committee may grant stock options that provide for the award of a new stock option when the exercise price has been paid for by tendering shares to the Company. Such a stock option shall be limited to the number of shares tendered, with the stock option purchase price set at the then-current Fair Market Value, and shall not extend beyond the remaining term of the originally exercised option.

    b) SARs -- This is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement. Except if an SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value in the applicable award agreement for the date of grant shall be no lower than the actual Fair Market Value of a share on such date of grant.

    c) Stock Awards -- This is an award made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include but are not limited to continuous service with the Company, achievement of specific business objectives and other measurements of individual, business unit or Company performance.

9.  Dividends and Dividend Equivalents

        The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

10. Deferrals and Settlements

        Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11.  Transferability and Exercisability

         Awards granted under the Plan shall be nontransferable or assignable other than by will or the laws of descent and distribution, except that the Committee may provide for the transferability of particular awards: (a) by gift or other transfer of an award to (i) any trust or estate in which the original award recipient or such participant's spouse or other immediate relative has a substantial beneficial interest or (ii) a spouse or other immediate relative; and (b) pursuant to a qualified domestic relations order (as defined by the Code). However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

         In the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of such participant regarding any outstanding awards held by the participant subsequent to such termination of employment. If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distribution under the Plan upon the death of the participant.

12.  Award Agreements

         Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

13.  Foreign Participation

         In order to assure the viability of awards granted to participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall increase the share limitations contained in Section 5 of the Plan.

14.  Plan Amendment

         The Plan may be amended by the Committee as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan or cause the Plan not to comply with Rule16b-3 (or any successor rule) under the 1934 Act or Section 162(m) of the Code shall be made without the approval of the Company's shareholders.

15.  Tax Withholding

         The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

16.  Other Benefit and Compensation Programs

         Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

17.  Unfunded Plan

         Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

18.  Use of Proceeds

         The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall be used for general corporate purposes.

19.  Regulatory Approvals

         The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

20.  Future Rights

         No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company.

21.  Governing Law

         The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Utah and applicable federal law.

22.  Successors and Assigns

         The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

- --------------------------------------------------------------------------------

                                     PROXY

                   EVANS & SUTHERLAND COMPUTER CORPORATION
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 18, 1995
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James R. Oyler and Gary E. Meredith and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of Common Stock of Evans & Sutherland Computer Corporation, a Utah corporation (the "Company"), held of record by the undersigned, on March 31, 1995, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's offices at 600 Komas Drive, Salt Lake City, Utah 84108, on May 18, 1995, at 11:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE AND FOR THE PROPOSAL TO ADOPT THE EVANS & SUTHERLAND 1995 LONG-TERM INCENTIVE EQUITY PLAN. PLEASE COMPLETE, SIGN AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

                        (To be Signed on Reverse Side)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                              +++                                  +
      [X] Please mark your    +                                    +
          votes as in this                                         ++++++
          example.

          FOR ALL nominees       WITHHOLD
          listed at right        AUTHORITY
          (except to the      to vote for all
          contrary below)     nominees listed    Nominees: Henry N. Christiansen
                              at right                     James R. Oyler

1. ELECTION OF  [_]                 [_]
   DIRECTORS,
   each to serve
   a term of three
   years expiring at the annual meeting of shareholders of the Company to be held in 1998 and until their respective successors shall be duly elected and qualified.
(Instructions: To withhold authority to vote for any individual nominee, write that nominee(s) name on the space provided below.)

- ----------------------------------------------------------------

                                                  FOR   AGAINST ABSTAIN
2. Proposal to Adopt the Evans & Sutherland       [_]     [_]     [_]
   1995 Long-Term Incentive Equity Plan.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.


SIGNATURE_______________________________________________ DATE___________________

SIGNATURE_______________________________________________ DATE___________________
NOTE: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, or administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

- --------------------------------------------------------------------------------